FOR IMMEDIATE RELEASE	Thursday, August 3, 2023

TEGNA Inc. Reports Second Quarter 2023 Results and Provides Third Quarter Guidance

TEGNA announces second accelerated share repurchase program of additional $325 million expected to launch after third quarter earnings are reported

Commitment this year of more than three-quarters of a billion dollars in share reductions through accelerated share repurchase programs and settlement of merger termination fee

TEGNA declares regular quarterly dividend of 11.375 cents per share, reflecting Board’s previously announced 20 percent increase

Achieves record second quarter subscription revenue and sequential improvement in advertising and marketing services revenue driven by improving trends in key verticals such as automotive

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the second quarter ended June 30, 2023.

SECOND QUARTER FINANCIAL HIGHLIGHTS1:

•Total company revenue was $732 million in the second quarter, down seven percent year-over-year, primarily due to the reduction of political revenue from the mid-term election cycle last year.
–Total company revenue was flat compared to the second quarter of 2021 primarily due to growth in subscription revenue, offset by a decline in Advertising and Marketing Services (“AMS”) revenue.

•Subscription revenue was a second quarter record of $396 million, up two percent year-over-year, driven by contractual rate increases, partially offset by subscriber declines.

•AMS revenue was $318 million in the second quarter, down five percent year-over-year. Underlying advertising trends were down low-single digit percent year-over-year, adjusting for the loss of a single national Premion account. As addressed last quarter, this impact will continue to be felt throughout 2023. Overall, advertising trends in the second quarter showed sequential improvement compared to the first quarter. Automotive advertising revenue continued to show strong year-over-year growth for the fourth consecutive quarter.
–Compared to 2021, second quarter AMS revenue was down seven percent driven by continued macroeconomic headwinds.

•TEGNA achieved net income of $200 million on a GAAP basis, or $97 million on a non-GAAP basis.

1 In analyzing second quarter 2023 results, investors should be reminded that TEGNA’s odd-to-even year results are negatively impacted by the absence of even-year political revenues.

•Total company Adjusted EBITDA2 was $194 million, representing a decrease of 24 percent compared to the second quarter of 2022 due to lower high-margin political revenue and an increase in programming expenses.
–Second quarter Adjusted EBITDA was down 15 percent compared to the second quarter of 2021 reflecting macroeconomic headwinds and higher programming expenses.

•GAAP operating expenses were $450 million, down 20 percent year-over-year, driven by the merger termination fee of $136 million from Standard General, which is reflected as a reduction to operating expenses. Non-GAAP operating expenses3 were $565 million, up one percent year-over-year, with the increase driven primarily by programming costs, partially offset by operational expense management improvements.
–Non-GAAP expenses less programming decreased two percent from the second quarter of 2022.

•GAAP and non-GAAP operating income totaled $282 million and $166 million, respectively.

•Interest expense was flat year-over-year at $43 million due to our attractively priced fixed-rate debt.

•GAAP and non-GAAP earnings per diluted share were $0.92 and $0.44, respectively.

•Free cash flow4 was $112 million for the quarter.
–For the trailing two-year period ending June 30, 2023, free cash flow as a percentage of revenue was 21.7 percent.

•Total cash and cash equivalents and net leverage at the end of the quarter were $489 million and 2.57x, respectively.

CAPITAL ALLOCATION

Following our ongoing review of capital allocation priorities and the incorporation of feedback from our engagement with shareholders over the past several months, TEGNA’s Board of Directors approved a second accelerated share repurchase (“ASR”) program of $325 million, which is expected to commence after our third quarter earnings are reported in early November. This next step in TEGNA’s capital allocation review reflects our intention to continue returning accumulated capital to shareholders and follows our $300 million ASR program and 20 percent increase to our regular quarterly dividend announced when we terminated the merger agreement in May 2023. The initial ASR program reduced shares outstanding by approximately 15.2 million shares representing 80 percent ($240 million) of the value on June 6, 2023, with final settlement of approximately 3 million shares based on current market prices expected to be completed by the end of the third quarter of 2023.

Additionally, as previously disclosed, Standard General’s $136 million termination fee was satisfied by the transfer of approximately 8.6 million shares of TEGNA common stock by Standard General to TEGNA on June 1, 2023.

2 A non-GAAP measure detailed in Table 3
3 A non-GAAP measure detailed in Table 2
4 A non-GAAP measure detailed in Table 5

Taken together, since the termination of the merger agreement, TEGNA has committed this year to more than three-quarters of a billion dollars in share repurchases with approximately 45-50 million5 shares that will be retired by end of March 2024, which is more than twenty percent of shares outstanding prior to these actions. As of June 30, 2023, TEGNA had retired a total of 23.8 million shares.

Additionally, in July 2023, TEGNA sold a portion of its investment in MadHive, Inc., receiving cash of approximately $26 million. These proceeds, along with other cash on hand, will be used to fund the $325 million ASR program.

DIVIDEND ANNOUNCEMENT

TEGNA’s Board of Directors declared a regular quarterly dividend of 11.375 cents per share, payable on October 2, 2023, to stockholders of record as of the close of business on September 8, 2023.

In May, TEGNA’s Board approved a 20 percent increase to the Company’s regular quarterly dividend from 9.5 to 11.375 cents per share. This increase brings TEGNA’s total dividend payout growth to 63 percent since March 2021.

CEO COMMENT

"Our ability to navigate the changing trends in our industry has been key to our success. After terminating the merger agreement, we swiftly transitioned to an offensive strategy focused on performance, operating efficiency and delivering maximum value to our shareholders. During the second quarter, we successfully met the outlook for our key financial metrics, achieved a record second quarter for subscription revenue and saw sequential improvement in advertising and marketing services revenue driven by improving trends in key verticals such as automotive,” said Dave Lougee, president and chief executive officer. “Automotive, our largest category within AMS, has steadily recovered and is generating strong year-over-year growth for the fourth consecutive quarter. Underlying advertising trends were down low-single digit percent year-over-year, adjusting for the loss of a single large Premion national account we discussed last quarter.

“Our high-margin subscription revenue remains a core driver of our cash flow, with a new second quarter record achieved. Subscription revenue was up two percent compared to the second quarter of last year. Looking ahead, we will be repricing approximately 30 percent of our traditional subscribers at the end of this year, improving multi-year visibility for a significant portion of our subscription revenue.

“Our results reflect the strength of our high-quality local station brands in large and important markets, dependable cash flows, and a healthy balance sheet with the lowest leverage levels since we became a pure-play broadcasting company. With no near-term debt maturities and attractively priced fixed-rate debt, our balance sheet is among the best in our industry, and we expect to maintain net leverage below 3.0x.

“We continue to focus on returning accumulated capital to our shareholders. The additional $325 million ASR program we are announcing today reflects our methodical approach to return capital accumulated during the pendency of the merger while re-engaging with investors to inform our actions to drive shareholder value over time. We have committed this year to more than three-quarters of a billion dollars in share repurchases through these two ASR programs and the settlement of our merger termination fee in shares.

[5] Share retirement projection based on TEGNA Inc. July 21, 2023, close price of $16.84. Actual share retirement will depend on future share prices of TEGNA. As a result, actual share retirement may vary from this projection.

“Our people play an essential role in our success. As we seek to attract and develop the highest caliber talent in our industry, during the quarter, we were proud to welcome our sixth group of Producer-In-Residence program participants to TEGNA. This program has grown to one of the largest entry-level producer development programs in the industry, and we actively recruit diverse candidates from major journalism schools, regional universities and colleges and historically black institutions. This is just one of the ways we are developing the next generation of talent in our newsrooms. Together with the work we continue to do as part of our Inclusive Journalism program, we remain committed to fostering new ways for our newsrooms to engage with and represent our communities even better.

“Finally, we are honored to be named a 2023 recipient of The Civic 50 by Points of Light and the Telecommunications Sector Leader. The Civic 50 honors the most community-minded companies in the United States and 2023 marks TEGNA’s fourth consecutive year on the list, and the third year as Telecommunications Sector Leader. I want to thank all our colleagues for contributing to this honor that reflects our purpose to serve the greater good of our communities.”

THIRD QUARTER AND FULL-YEAR 2023 OUTLOOK

In the third quarter of 2023, TEGNA expects to be disproportionately impacted by cyclical even-to-odd year results due to the absence of $93 million high-margin political revenue reported in the third quarter of 2022.

TEGNA has updated full-year 2023 net leverage guidance to reflect the second ASR program of $325 million expected to commence after our third quarter earnings are reported in early November.

Third Quarter 2023 Key Guidance Metrics

Reflects expectations relative to third quarter 2022 results

Total Company GAAP Revenue	Down Low-Double Digit percent
Total Non-GAAP Operating Expenses	Up Low-Single Digit percent
Non-GAAP Operating Expenses (excluding programming)	Down Low-Single Digit percent

Full-Year 2023 Key Guidance Metrics

Corporate Expenses	$40 - 45 million
Depreciation	$60 - 65 million
Amortization	$53 - 54 million
Interest Expense	$170 - 175 million
Capital Expenditures	$55 - 60 million
Effective Tax Rate	23.5 - 24.5%
Net Leverage Ratio	Below 3x

KEY STRATEGIC UPDATES

•TEGNA Station Streaming Apps Now on Apple TV – In June, TEGNA launched Apple TV streaming apps for all stations. Previously, station streaming apps were available on Roku and Fire TV. In the second quarter, station’s streaming apps generated 580 million minutes on streaming, an 82 percent increase year-over-year. TEGNA has begun testing station streaming apps for Samsung, LG, Chromecast and additional platforms, which are expected to launch in the third quarter.

•Premion Delivers New Advertiser Innovations – Premion continues its momentum in the fast-growing streaming TV advertising space with established, proven, and unique sales channels. Premion sellers reach almost 80 percent of U.S. households driven by the breadth of TEGNA and Gray’s local salesforce and footprint of local stations, a unique advantage in selling CTV and OTT. During the quarter, Premion delivered new advertiser innovations, including the introduction of sales conversion attribution, which provides insights into the efficacy of advertising spends, as well as Premion IQ, a comprehensive customer reporting dashboard that integrates campaign delivery and outcome metrics for improved transparency. Premion garnered several industry recognitions during the quarter, including exceeding industry benchmarks for co-viewing as measured by a TVision study and earning the CYNOPSIS Measure Up! Award for Outstanding Brand Safety Strategy and the ITVI Award for Achievement in Advanced Advertising. (Press Release6)

•VERIFY Growth Continues – VERIFY, TEGNA’s national brand that combats disinformation, ended the second quarter with approximately 446,000 followers across its various dedicated channels including YouTube, which has seen a 98 percent increase in subscribers over the past year. In the quarter, unique visitors to VERIFYThis.com grew 30 percent year-over-year and video views grew 33 percent year-over-year. Viewership to VERIFY’s weekly “VERIFY This” show increased for the third consecutive quarter with more than 2.18 million minutes watched across TEGNA station streaming apps during the second quarter.

•Locked On’s Audience Hits New Audio Download and Video View Record – Locked On Podcast Network exceeded 24 million monthly audio downloads and video views for the first time in May 2023. In the first six months of 2023, total views and listens grew 44 percent year-over-year. The growth in college sports, fueled by interest in shifting conference alliances and the active transfer portal, grew Locked On’s daily college podcasts by 149 percent year-over-year compared to the same period last year. The addition of video podcasts remains a significant catalyst for growth, increasing video podcast views by 134 percent year-over-year in the first half of 2023.

•TEGNA Stations Honored with 84 Regional Edward R. Murrow Awards – KARE in Minneapolis received 12 individual awards, the most given this year, and the most in its history. Three stations – KARE, KGW and WFAA – garnered overall excellence honors. KUSA, KGW and WTIC received excellence in innovation awards and six stations – KARE, KING, KUSA, KXTV, News Center Maine and WXIA – received excellence in diversity, equity and inclusion awards, more than any other station group. (Press Release7)

[6] https://premion.com/expert-insights/ctv-ott-advertiser-study-why-more-ad-dollars-are-flowing-to-ctv/
[7] https://www.tegna.com/tegna-stations-honored-with-84-regional-edward-r-murrow-awards/

•Producer-In-Residence Program Welcomes Sixth Class – TEGNA’s Producer-In-Residence (PIR) program welcomed its sixth class of 49 participants to TEGNA and our stations during the quarter. The program includes an eight-day producer boot camp followed by two years of training at one of our local stations. For the 2023 program, 63 percent of participants were represented by people of color. The program has attained an approximately 80 percent promotion rate to a regular producer role after completing the PIR program. 132 current or promoted PIRs are currently creating content for TEGNA stations.

•Education and Training for the Next Generation of Diverse Journalists – TEGNA’s Diversity & Inclusion office awarded grants to more than 30 TEGNA journalists to attend 2023 conferences, including Investigative Reporters & Editors (IRE), National Association of Black Journalists (NABJ), National Association of Hispanic Journalists (NAHJ), Native American Journalists Association (NAJA), NLGJA: The Association of LFBTW Journalists, Online News Association (ONA), and Asian American Journalists Association (AAJA). TEGNA Foundation has made nine Media Grants to support education and training for all journalists at the following organizations: Asian American Journalists Association (AAJA), IRE, NABJ, NAHJ, Native American Journalists Association (NAJA), NLGJA, ONA, Poynter Institute for Media Studies, Inc. and Radio Television Digital News Foundation. Grants support student scholarships and programs, FOIA and Media Lawyer sessions, professional development, NABJ’s Black Male Media Project, NAHJ’s Emerging Journalists Puerto Rico Summit and Poynter’s Leadership Academy for Diversity in Media. (Press Release8)

[8] https://www.tegna.com/tegna-named-one-of-the-most-community-minded-companies-in-the-u-s-by-the-civic-50-for-fourth-consecutive-year/

FORWARD-LOOKING STATEMENTS
This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of the Company's shares, general market conditions, constraints, volatility, or disruptions in the capital markets or other factors affecting share repurchases, including the Company's ASR program; the possibility that the Company's ASR program, or any future share repurchases, may not enhance long-term stockholder value; the possibility that share repurchases pursuant to the ASR program could increase the volatility of the price of the Company's common stock and diminish the Company's cash reserves; legal proceedings, judgments or settlements; the response of customers, suppliers and business partners to the termination of the merger agreement, including impacts on and modifications to the Company's plans, operations and business relating thereto; difficulties in employee retention due to the termination of the merger agreement; the Company's ability to re-price or renew subscribers; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA's operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect the Company's operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. The Company is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: anticipated growth rates and the Company's plans, objectives and expectations.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Corporate Communications	Senior Vice President, Financial Planning & Analysis
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended June 30,
	2023	2022	% Increase (Decrease)

Revenues	$731,506	$784,881	(6.8)

Operating expenses:
Cost of revenues	430,528	420,235	2.4
Business units - Selling, general and administrative expenses	97,231	99,585	(2.4)
Corporate - General and administrative expenses	26,506	13,612	94.7
Depreciation	14,987	15,534	(3.5)
Amortization of intangible assets	13,296	14,999	(11.4)
Asset impairment and other	3,359	(105)	***
Merger termination fee	(136,000)	—	***
Total	449,907	563,860	(20.2)
Operating income	281,599	221,021	27.4

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(283)	(236)	19.9
Interest expense	(42,797)	(42,950)	(0.4)
Other non-operating items, net	5,781	(1,865)	***
Total	(37,299)	(45,051)	(17.2)

Income before income taxes	244,300	175,970	38.8
Provision for income taxes	44,207	44,030	0.4
Net income	200,093	131,940	51.7
Net loss (income) attributable to redeemable noncontrolling interest	12	(371)	***
Net income attributable to TEGNA Inc.	$200,105	$131,569	52.1

Earnings per share:
Basic	$0.92	$0.59	55.9
Diluted	$0.92	$0.59	55.9

Weighted average number of common shares outstanding:
Basic shares	217,830	223,675	(2.6)
Diluted shares	217,979	224,489	(2.9)

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Six months ended June 30,
	2023	2022	% Increase (Decrease)

Revenues	1,471,833	1,559,004	(5.6)

Operating expenses:
Cost of revenues	857,460	831,685	3.1
Business units - Selling, general and administrative expenses	196,340	201,554	(2.6)
Corporate - General and administrative expenses	38,606	34,932	10.5
Depreciation	30,036	30,839	(2.6)
Amortization of intangible assets	26,878	29,999	(10.4)
Asset impairment and other	3,359	(163)	***
Merger termination fee	(136,000)	—	***
Total	1,016,679	1,128,846	(9.9)
Operating income	455,154	430,158	5.8

Non-operating (expense) income:
Equity loss in unconsolidated investments, net	(520)	(4,047)	(87.2)
Interest expense	(85,703)	(86,570)	(1.0)
Other non-operating items, net	11,192	15,454	(27.6)
Total	(75,031)	(75,163)	(0.2)

Income before income taxes	380,123	354,995	7.1
Provision for income taxes	76,026	88,768	(14.4)
Net income	304,097	266,227	14.2
Net loss (income) attributable to redeemable noncontrolling interest	311	(424)	***
Net income attributable to TEGNA Inc.	$304,408	$265,803	14.5

Earnings per share:
Basic	$1.37	$1.19	15.1
Diluted	$1.37	$1.19	15.1

Weighted average number of common shares outstanding:
Basic shares	221,168	223,197	(0.9)
Diluted shares	221,391	223,867	(1.1)

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, M&A-related costs, Merger termination fee, a gain on an available for sale investment, and an impairment charge recorded for another investment. In addition, we have excluded certain income tax special items associated with a valuation allowance on a deferred tax asset related to an equity method investment and a tax benefit associated with previously disallowed transaction costs.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss (income) attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity loss in unconsolidated investments, net, (5) other non-operating items, net, (6) the Merger termination fee, (7) M&A-related costs, (8) asset impairment and other, (9) depreciation and (10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments, (5) reimbursements from spectrum repacking and (6) proceeds from company-owned life insurance policies. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended June 30, 2023	GAAP measure	M&A-related costs	Merger termination fee	Asset impairment and other	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$26,506	$(17,082)	$—	$—	$—	$9,424
Asset impairment and other	3,359	—	—	(3,359)	—	—
Merger termination fee	(136,000)	—	136,000	—	—	—
Operating expenses	449,907	(17,082)	136,000	(3,359)	—	565,466
Operating income	281,599	17,082	(136,000)	3,359	—	166,040
Income before income taxes	244,300	17,082	(136,000)	3,359	—	128,741
Provision for income taxes	44,207	4,371	(24,504)	860	6,443	31,377
Net income attributable to TEGNA Inc.	200,105	12,711	(111,496)	2,499	(6,443)	97,376
Earnings per share-diluted (a)	$0.92	$0.06	$(0.51)	$0.01	$(0.03)	$0.44

(a) Per share amounts do not sum due to rounding.

		Special Items
Quarter ended June 30, 2022	GAAP measure	M&A-related costs	Asset impairment and other	Non-GAAP measure

Corporate - General and administrative expenses	$13,612	$(4,212)	$—	$9,400
Asset impairment and other	(105)	—	105	—
Operating expenses	563,860	(4,212)	105	559,753
Operating income	221,021	4,212	(105)	225,128
Income before income taxes	175,970	4,212	(105)	180,077
Provision for income taxes	44,030	7	(27)	44,010
Net income attributable to TEGNA Inc.	131,569	4,205	(78)	135,696
Earnings per share-diluted (a)	$0.59	$0.02	$—	$0.60

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Six months ended June 30, 2023	GAAP measure	M&A-related costs	Merger termination fee	Asset impairment and other	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$38,606	$(19,848)	$—	$—	$—	$18,758
Asset impairment and other	3,359	—	—	(3,359)	—	—
Merger termination fee	(136,000)	—	136,000	—	—	—
Operating expenses	1,016,679	(19,848)	136,000	(3,359)	—	1,129,472
Operating income	455,154	19,848	(136,000)	3,359	—	342,361
Income before income taxes	380,123	19,848	(136,000)	3,359	—	267,330
Provision for income taxes	76,026	4,552	(24,504)	860	6,443	63,377
Net income attributable to TEGNA Inc.	304,408	15,296	(111,496)	2,499	(6,443)	204,264
Earnings per share-diluted (a)	$1.37	$0.07	$(0.50)	$0.01	$(0.03)	$0.91

(a) Per share amounts do not sum due to rounding.

		Special Items
Six months ended June 30, 2022	GAAP measure	M&A-related costs	Asset impairment and other	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$34,932	$(14,446)	$—	$—	$—	$20,486
Asset impairment and other	(163)	—	163	—	—	—
Operating expenses	1,128,846	(14,446)	163	—	—	1,114,563
Operating income	430,158	14,446	(163)	—	—	444,441
Other non-operating items, net	15,454	—	—	(18,308)	—	(2,854)
Total non-operating expenses	(75,163)	—	—	(18,308)	—	(93,471)
Income before income taxes	354,995	14,446	(163)	(18,308)	—	350,970
Provision for income taxes	88,768	38	(41)	168	(7,117)	81,816
Net income attributable to TEGNA Inc.	265,803	14,408	(122)	(18,476)	7,117	268,730
Earnings per share-diluted	$1.19	$0.06	$—	$(0.08)	$0.03	$1.20

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2023	2022	2021

Net income attributable to TEGNA Inc. (GAAP basis)	$200,105	$131,569	$106,627
(Less) Plus: Net (loss) income attributable to redeemable noncontrolling interest	(12)	371	227
Plus: Provision for income taxes	44,207	44,030	30,986
Plus: Interest expense	42,797	42,950	46,609
Plus: Equity loss in unconsolidated investments, net	283	236	2,597
(Less) Plus: Other non-operating items, net	(5,781)	1,865	(1,524)
Operating income (GAAP basis)	281,599	221,021	185,522
Plus: M&A-related costs	17,082	4,212	—
Plus: Advisory fees related to activism defense	—	—	12,012
Plus (Less): Asset impairment and other	3,359	(105)	(1,475)
Less: Merger termination fee	(136,000)	—	—
Adjusted operating income (non-GAAP basis)	166,040	225,128	196,059
Plus: Depreciation	14,987	15,534	15,838
Plus: Amortization of intangible assets	13,296	14,999	15,773
Adjusted EBITDA (non-GAAP basis)	$194,323	$255,661	$227,670
Corporate - General and administrative expense (non-GAAP basis)	9,424	9,400	11,171
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$203,747	$265,061	$238,841

	Six months ended June 30,
	2023	2022	2021

Net income attributable to TEGNA Inc. (GAAP basis)	$304,408	$265,803	$219,244
(Less) Plus: Net (loss) income attributable to redeemable noncontrolling interest	(311)	424	442
Plus: Provision for income taxes	76,026	88,768	66,600
Plus: Interest expense	85,703	86,570	93,094
Plus: Equity loss in unconsolidated investments, net	520	4,047	3,926
Less: Other non-operating items, net	(11,192)	(15,454)	(1,854)
Operating income (GAAP basis)	455,154	430,158	381,452
Plus: M&A and acquisition-related costs	19,848	14,446	—
Plus: Advisory fees related to activism defense	—	—	16,611
Plus (Less): Asset impairment and other	3,359	(163)	(2,898)
Less: Merger termination fee	(136,000)	—	—
Adjusted operating income (non-GAAP basis)	342,361	444,441	395,165
Plus: Depreciation	30,036	30,839	31,734
Plus: Amortization of intangible assets	26,878	29,999	31,533
Adjusted EBITDA (non-GAAP basis)	$399,275	$505,279	$458,432
Corporate - General and administrative expense (non-GAAP basis)	18,758	20,486	23,442
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$418,033	$525,765	$481,874

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended June 30,
	2023	2022	% Increase (Decrease)	2021	% Increase (Decrease)

Subscription	$396,126	$389,079	1.8	$375,081	5.6
Advertising and Marketing Services	317,726	335,259	(5.2)	340,889	(6.8)
Political	5,991	50,858	(88.2)	9,581	(37.5)
Other	11,663	9,685	20.4	7,357	58.5
Total revenues	$731,506	$784,881	(6.8)	$732,908	(0.2)

Adjusted EBITDA	$194,323	$255,661	(24.0)	$227,670	(14.6)
Adjusted EBITDA Margin	26.6%	32.6%		31.1%

	Six months ended June 30,
	2023	2022	% Increase (Decrease)	2021	% Increase (Decrease)

Subscription	$810,406	$780,733	3.8	$761,818	6.4
Advertising and Marketing Services	625,571	689,726	(9.3)	663,723	(5.7)
Political	11,282	68,823	(83.6)	19,009	(40.6)
Other	24,574	19,722	24.6	15,409	59.5
Total revenues	$1,471,833	$1,559,004	(5.6)	$1,459,959	0.8

Adjusted EBITDA	$399,275	$505,279	(21.0)	$458,432	(12.9)
Adjusted EBITDA Margin	27.1%	32.4%		31.4%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2023	2022	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$200,105	$131,569	52.1
Plus: Provision for income taxes	44,207	44,030	0.4
Plus: Interest expense	42,797	42,950	(0.4)
Plus: M&A-related costs	17,082	4,212	***
Plus: Depreciation	14,987	15,534	(3.5)
Plus: Amortization	13,296	14,999	(11.4)
Plus: Stock-based compensation	5,157	6,714	(23.2)
Plus: Company stock 401(k) contribution	4,662	4,591	1.5
Plus: Syndicated programming amortization	17,546	18,461	(5.0)
Plus: Net income attributable to redeemable noncontrolling interest	(12)	371	***
Plus: Equity loss in unconsolidated investments, net	283	236	19.9
Plus: Reimbursement from company-owned life insurance policies	—	451	***
Plus: Cash reimbursements from spectrum repacking	—	105	***
Plus (Less): Asset impairment and other	3,359	(105)	***
(Less) Plus: Other non-operating items, net	(5,781)	1,865	***
Less: Merger termination fees	(136,000)	—	***
Less: Income tax payments	(73,458)	(80,163)	(8.4)
Less: Syndicated programming payments	(13,968)	(15,984)	(12.6)
Less: Pension contributions	(959)	(960)	(0.1)
Less: Interest payments	(9,196)	(9,298)	(1.1)
Less: Purchases of property and equipment	(11,646)	(17,556)	(33.7)
Free cash flow (non-GAAP basis)	$112,461	$162,022	(30.6)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended June 30, 2023

Net income attributable to TEGNA Inc. (GAAP basis)	$1,192,588
Plus: Provision for income taxes	347,277
Plus: Interest expense	352,281
Plus: M&A-related costs	44,103
Plus: Depreciation	124,338
Plus: Amortization	118,238
Plus: Stock-based compensation	54,669
Plus: Company stock 401(k) contribution	36,645
Plus: Syndicated programming amortization	136,535
Plus: Cash dividend from equity investments for return on capital	4,238
Plus: Cash reimbursements from spectrum repacking	827
Plus: Net income attributable to redeemable noncontrolling interest	1,218
Plus: Reimbursement from Company-owned life insurance policies	1,929
Plus: Equity income in unconsolidated investments, net	10,780
Plus: Asset impairment and other	3,627
Less: Other non-operating items, net	(37,594)
Less: Merger termination fees	(136,000)
Less: Syndicated programming payments	(134,274)
Less: Income tax payments, net of refunds	(307,031)
Less: Pension contributions	(12,172)
Less: Interest payments	(339,372)
Less: Purchases of property and equipment	(101,279)
Free cash flow (non-GAAP basis)	$1,361,571

Revenue	$6,282,212
Free cash flow as a % of revenue	21.7%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
Below is a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the company's Consolidated Statements of Income:

	Quarter ended June 30,
	2023	2022
Operating expenses (GAAP basis)	$449,907	$563,860
Plus (Less): Special items [1,2]	115,559	(4,107)
Operating expenses (non-GAAP basis)	565,466	559,753
Less: Programming expenses	(250,116)	(237,007)
Operating expenses, less Programming (non-GAAP basis)	$315,350	$322,746

1 Q2 2023 special items include M&A-related costs, Merger termination fee, and a programming asset impairment (see Table 2).
2 Q2 2022 special items include reimbursements from the FCC for required spectrum repacking and M&A-related costs (see Table 2).